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                                                               EXHIBIT (e)(1)(i)

January 19, 2006

Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

     Pursuant to the Distribution Agreement dated February 25, 2003, as amended, between ING Variable Insurance Trust and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Distributor to render distribution services to ING GET U.S. Core Portfolio - Series 13, effective June 22, 2006, and ING GET U.S. Core Portfolio - Series 14, effective December 21, 2006, two newly established series of ING Variable Insurance Trust (the "Portfolios"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the removal of ING GET U.S. Opportunity Portfolio - Series 1 and ING GET U.S. Opportunity Portfolio - Series 2 as these funds were recently dissolved.

     Please signify your acceptance to act as Distributor under the Agreement with respect to the aforementioned Portfolios by signing below.

                                        Very sincerely,


                                        /s/ Robert S. Naka
                                        ----------------------------------------
                                        Robert S. Naka
                                        Senior Vice President
                                        ING Variable Insurance Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC


By: /s/ Michael J. Roland
    ---------------------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000   ING Variable Insurance Trust
Scottsdale, AZ 85258-2034      Fax: 480-477-2700
                               www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                                     BETWEEN

                          ING VARIABLE INSURANCE TRUST

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

FUND

ING GET U.S. Core Portfolio - Series 1

ING GET U.S. Core Portfolio - Series 2

ING GET U.S. Core Portfolio - Series 3

ING GET U.S. Core Portfolio - Series 4

ING GET U.S. Core Portfolio - Series 5

ING GET U.S. Core Portfolio - Series 6

ING GET U.S. Core Portfolio - Series 7

ING GET U.S. Core Portfolio - Series 8

ING GET U.S. Core Portfolio - Series 9

ING GET U.S. Core Portfolio - Series 10

ING GET U.S. Core Portfolio - Series 11

ING GET U.S. Core Portfolio - Series 12

ING GET U.S. Core Portfolio - Series 13

ING GET U.S. Core Portfolio - Series 14